Exhibit 3.3





                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                              KEEBLER COMPANY


     A corporation organized and existing under the laws of the State of

Delaware.  Craig S. Stevens, Vice President of Keebler Company, hereby certifies as follows:

     1.   The name of the corporation is Keebler Company, and the name under which the corporation was originally incorporated is United Biscuit

Company of America.  The date of filing its original Certificate of

Incorporation with the Secretary of State was November 3, 1927.

     2.   This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of

Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this

Restated Certificate of Incorporation.

     3.   The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                              KEEBLER COMPANY
                         ORIGINALLY INCORPORATED AS
                     UNITED BISCUIT COMPANY OF AMERICA
                            ON NOVEMBER 3, 1927

     This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the Delaware General Corporation Law. It only restates and integrates, and does not further amend the provisions of the Corporation's Certificate of Incorporation, as theretofore amended or supplemented, and that there is no discrepancy between those provisions and the provisions of this Restated Certificate.

                         *     *     *     *     *

     We, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, entitled "An Act providing a General Corporation Law," approved March 10, 1899, and the acts amendatory thereof and supplemental thereto, do hereby verify as follows:

     FIRST:         The name of the Corporation is Keebler Company.

     SECOND:   The registered office of the Corporation is to be located at
1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19801. The name of its registered agent is The Corporation Trust Company, whose address is 1209 Orange Street in said city.

     THIRD:    The nature of the business of the Corporation and the
objects or purposes to be transacted, promoted or carried on by it, are as follows: to-wit:

     1. To manufacture, produce, purchase, or otherwise acquire, use, distribute, sell at wholesale or retail, import, export, and otherwise dispose of said deal in, biscuits, crackers, breads, pastries, confections, and all other similar and allied foodstuffs and the component parts thereof.

     2. To purchase, subscribe for, or otherwise acquire, hold, sell, exchange, mortgage, hypothecate or otherwise dispose of, or deal in, the stocks, notes, bonds, debentures or other evidences of indebtedness and obligations of this Corporation or of any individual or individuals or of any private, public, quasi-public or municipal corporations, either domestic or foreign, state, government, or governmental authority, or of any political or administrative subdivision or department thereof, and all trust, participation or other certificates of, or receipts evidencing interest in any such securities, and to issue in exchange therefor its stock, bonds, or other obligations; to do any acts or things for the preservation, protection, improvement or enhancement of the value of any such stocks, bonds, notes or other evidences of indebtedness held by it and which the owner of any such stocks, bonds, notes or other evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including (except in the case of its own stock) the right to vote thereon.

     3. To purchase or otherwise acquire and to hold for investment and to deal in any bonds or notes or loans secured by mortgage or other lien on real property or by pledge of personal property; and to lend money upon mortgage on real property or upon pledge or hypothecation of personal property or choses in action.

     4. To purchase, lease, erect, or otherwise acquire, exchange, sell, let or otherwise dispose of, own, maintain, develop and improve any and all property, real or personal, plants, depots, factories, warehouses, stores, buildings, or other places useful in connection with the business of the Corporation.

     5. To manufacture or otherwise produce, import, export, buy, sell and in every way deal with and in, either as principal or agent or otherwise, goods, wares and merchandise and personal property of every kind and description.

     6. To apply for, obtain, register, purchase, lease or otherwise acquire, hold, own, use, develop, operate, introduce, sell, assign or otherwise dispose of, any and all copyrights, trademarks, trade names, brands, labels and patents, and any and all inventions, improvements, apparatus, appliances and processes used in connection with, or secured under, letters patent of the United States of America or elsewhere, or otherwise, and to use, exercise, develop, or grant licenses in respect of, or otherwise turn to account, any such copyrights, trademarks, trade names, brands, labels, patents, inventions, improvements, apparatus, appliances, processes and the like, or any property or information so acquired.

     7. To make and enter into contracts necessary to its business with, and to act as agent or broker or factor or other representative for, any individual, firm, syndicate, association, private, public, quasi-public or municipal corporations, state, government or governmental authority; to promote and assist financially or otherwise corporations, firms, syndicates, associations, individuals or others, to enter into, assist, promote or participate in commercial, mercantile, and industrial works, contracts, undertakings, ventures, enterprises and operations; to endorse or underwrite stock, securities or undertakings of any corporation, firm, individual, syndicate or others; and to aid any lawful enterprise.

     8. To borrow money for its corporate purposes; to make, accept, indorse, execute, issue and deliver bonds, debentures, notes, bills of exchange, warrants, or other obligations; to mortgage, pledge and hypothecate any stocks, notes, bonds or other evidences of indebtedness, and any other property held by it; and to lend money, with or without collateral security.

     9. To aid by loan, subsidy, guaranty, or in any other manner whatsoever, any corporation whose stocks, bonds, securities, or other obligations are in any manner, either directly or indirectly, held or guaranteed; to do any and all other acts or things toward the preservation, protection, improvement or enhancement in value of any such stocks, bonds, securities or other obligations, and to do all and any such acts or things designed to accomplish any such purpose.

     10. To carry on any business or occupation deemed advantageous, which is necessary to any of the powers or purposes hereinbefore specified; to acquire, use, undertake, manage, and dispose of contracts, properties, and rights pertaining to the foregoing business, including the assets, franchises, business, good will and liabilities of corporations, associations, firms and individuals, and to give guaranties in respect thereof, and generally, to do anything that a natural person might lawfully do or cause to be done in connection with any of the said things.

     11. To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every act or acts, things or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any parts or parts thereof, provided the same be not inconsistent with the laws under which this Corporation is organized.

     12. The business or purpose of the Corporation is from time to time to do any or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

     FOURTH:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $1.00 per share.



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                                                                          5



     FIFTH:         The names and places of residence of each of the
original subscribers to the capital stock and the number of shares subscribed for by each are as follows:

                                                   No. of
                                                   Shares
            Name              Residence            Common
                                                    Stock

      HARRY C. HAND    150 Broadway, New York         5
                       City

      RAYMOND J.       150 Broadway, New York         5
      GORMAN           City
      ARTHUR W.        150 Broadway, New York         5
      BRITTON          City


     SIXTH:         The Corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH:   The following provisions are inserted for the regulation of the business and for the conduct of the affairs of the Corporation and it is expressly provided that the same are intended to be in furtherance and not in limitation of or exclusion of the powers conferred by statute.

     The number of directors of the Corporation shall be fixed and may be altered from time to time as may be provided in the By-Laws. In case of any increase in the number of directors, the additional directors may be elected by the directors or by the stockholders at an annual or special meeting, as shall be provided in the By-Laws.

     The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, such committees to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all paper which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.

     The By-Laws may prescribe the number of directors necessary to constitute a quorum, which number may be less than a majority of the whole board of directors, but not less than the number required by law.

     Any one or more or all of the directors may be removed, either with or without cause, at any time, by vote of the stockholders holding a majority of the class of stock of the Corporation issued and outstanding then entitled to vote, at any special meeting, and thereupon the term of such director or directors who shall have been so removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors, to be filled as provided in the Certificate of Incorporation and By-Laws of the Corporation.

     The directors from time to time may determine whether and to what extent, and at what times and place and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, unless expressly so authorized by statute or by a resolution of the stockholders or the directors.

     The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and, except as otherwise expressly provided by law or by the Certificate of Incorporation, any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the capital stock of the Corporation which is represented in person or by proxy at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and so binding upon the Corporation and upon all the stockholders, as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     No contract or other transaction between the Corporation and any other firm or corporation shall be affected or invalidated by the fact that any one or more of the directors of the Corporation is or are interested in or is a member, director or officer of such firm or corporation, and any director or officer may be a party individually or jointly in such contract or transaction.

     Subject always to the By-Laws made by the stockholders, the Board of Directors may make By-Laws and, from time to time, may alter, amend or repeal any By-Laws, but any By-Laws made by the Board of Directors may be altered or repealed by the stockholders.

     The Incorporators shall have power to hold meetings either within or without the State of Delaware.



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                                                                          7



     Both stockholders and directors shall power, if the By-Laws of the Corporation so provide, to hold their meetings either within or without the State of Delaware, to have one or more offices in addition to the principal office in the State of Delaware, and to keep the books of the Corporation (subject to the provisions of the statutes) outside the State of Delaware at such places as may be from time to time designated by them.

     The Board of Directors shall have power in their discretion to provide for and to pay the directors rendering unusual or exceptional services to the Corporation special compensation appropriate to the value of such services.

     (a)  INDEMNIFICATION:  Suits by Third Parties.  The corporation shall
                            ----------------------
indemnify any person who was or is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent
                                          ---- ----------
shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

     Derivative Suits.  The corporation shall indemnify any person who was
     ----------------
or is made a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to



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                                                                          8



which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Indemnification as of Right.  To the extent that a director, officer,
     ---------------------------
employee or agent of the corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding referred to in the preceding paragraphs of this Paragraph (a), or in defense of any claim issue or matter thereon, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

     Advance of Funds.  Expenses incurred by any such person in defending a
     ----------------
civil, criminal, administrative or investigative action, suit or proceeding, or threat thereof, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by, or on behalf of, the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in this Paragraph (a).

     (b) No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Paragraph (b) shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment, modification or repeal of this Paragraph (b) shall apply to, or have any effect on, the liability or the alleged liability of any director of the corporation for, or with respect to, any acts or omissions of such director occurring prior to such amendment, modification or repeal.

     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate.

and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals, the 22nd day of October, 1927.


                              HARRY C. HAND            (L.S.)
                              RAYMOND J. GORMAN        (L.S.)
                              ARTHUR W. BRITTON        (L.S.)

In presence of:

     GEORGE V. REILLY,
          As to all.


STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

     BE IT REMEMBERED that on this 22nd day of October, A.D. 1927, personally came before me GEORGE V. REILLY, a Notary Public in and for the County and State aforesaid, HARRY C. HAND, RAYMOND J. GORMAN and ARTHUR W. BRITTON, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledge the said certificate to be the act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

     GIVEN under my hand and seal of office the day and year aforesaid.

                                   GEORGE V. REILLY,
                                   Notary Public
                              New York County Clerk's No. 93.
(NOTARY SEAL)                 Term Expires March 30, 1929.



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                                                                         10



     4.   This Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of the General

Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Keebler Company (formerly known as United

Biscuit Company of America) has caused the certificate to be signed by

Craig S. Stevens, its Vice President, and attested by Frank A. Massi, its

Assistant Secretary, this 1st day of October, 1993.


                              KEEBLER COMPANY (formerly) UNITED
                                   BISCUIT COMPANY OF AMERICA



                              By:         /s/ CRAIG S. STEVENS
                                 ------------------------------------------
                                   Craig S. Stevens, Vice President

ATTEST:

By:     /s/ FRANK A. MASSI
   ------------------------------------
   Frank A. Massi, Assistant Secretary



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                                                                         11



                              KEEBLER COMPANY

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION



                         -------------------------

                   Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware


                         -------------------------



          KEEBLER COMPANY (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: That the Board of Directors of the Corporation, acting without a meeting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") on June 6, 1996, duly adopted a resolution setting forth and declaring the advisability of the amendment of the Certificate of Incorporation hereinafter set forth (the "Amendment") and submitted the Amendment to the sole stockholder of the Corporation (the "Sole Stockholder") for its consideration; that the Sole Stockholder, acting without a meeting by written consent pursuant to Section 228(a) of the DGCL, approved the Amendment; that the Amendment, as it was so adopted by the Board of Directors of the Corporation and approved by the Sole Stockholder, amended Article One of the Certificate of Incorporation of the Corporation, to read as follows:

          "1.  The name of the corporation is:
               Keebler Biscuit Company."

          IN WITNESS WHEREOF, KEEBLER COMPANY has caused this Certificate of Amendment to be signed by Sam K. Reed, its President, the 7th day of June, 1996.

                              KEEBLER COMPANY


                              By:   /s/ SAM K. REED
                                 ----------------------------
                                 Name:  Sam K. Reed
                                 Title: President



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                                                                         12



                          KEEBLER BISCUIT COMPANY

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION



                         _________________________

                  Pursuant to Section 242 of the General
                  Corporation Law of the State of Delaware
                         _________________________

          KEEBLER BISCUIT COMPANY, (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          FIRST: That the Board of Directors of the Corporation, acting without a meeting by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the "DGCL") on August 1, 1996, duly adopted a resolution setting forth and declaring the advisability of the amendment of the Certificate of Incorporation hereinafter set forth (the "Amendment") and submitted the Amendment to the sole stockholder of the Corporation (the "Sole Stockholder") for its consideration; that the Sole Stockholder, acting without a meeting by written consent pursuant to Section 228(a) of the DGCL, approved the Amendment; that the Amendment, as it was so adopted by the Board of Directors of the Corporation and approved by the Sole Stockholder, amended Article One of the Certificate of Incorporation of the Corporation, to read as follows:

          "1.  The name of the corporation is:
               Keebler Company."

          IN WITNESS WHEREOF, KEEBLER BISCUIT COMPANY has caused this Certificate of Amendment to be signed by Sam K. Reed, its President, this 2nd day of August, 1996.


                              KEEBLER BISCUIT COMPANY

                              By:  /s/ Sam K. Reed
                                   ---------------------
                                   Name:     Sam K. Reed
                                   Title:    President